                     SECURITIES  AND  EXCHANGE  COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  March 23, 1999


                           MELLON  BANK  CORPORATION
              (Exact name of registrant as specified in charter)



        Pennsylvania                1-7410                       25-1233834
(State or other jurisdiction     (Commission                  (I.R.S. Employer
     of incorporation)           File Number)                Identification No.)



                            One Mellon Bank Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania                 15258
                   (Address of principal executive offices)       (Zip code)



      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENTS


          In a press release dated March 23, 1999, Mellon Bank Corporation ("Mellon") announced that it and Citibank, a unit of Citigroup, had signed an agreement whereby Citibank will acquire Mellon's credit card business, including a portfolio of $1.9 billion in credit card receivables. Terms of the transaction were not disclosed. The transaction is expected to be completed by the end of the first quarter of 1999.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MELLON BANK CORPORATION



Date:  March 26, 1999         By: /s/ CARL KRASIK
                                  Carl Krasik
                                  Secretary